EXHIBIT 5.1

            KRYS BOYLE FREEDMAN GRAHAM SAWYER TERRY & MOORE, P.C.
TELEPHONE                   ATTORNEYS AT LAW                        FACSIMILE
(303) 893-2300           SUITE 2700 SOUTH TOWER                (303) 893-2882
                         600 SEVENTEENTH STREET
                         DENVER, COLORADO 80202

                              August 12, 2002


Board of Directors
Bion Environmental Technologies, Inc.
18 East 50th Street, 10th Floor
New York, New York 10022


Dear Board of Directors:

     We have acted as counsel to Bion Environmental Technologies, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 879,299 shares (the "Shares") of its common stock, no par value (the "Common Stock") for resale to the public. Of the Shares being registered, 528,705 are currently outstanding and 350,594 may be issued upon the exercise of warrants held by the selling shareholders. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the
Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that (i) the Shares currently held by the selling shareholders are duly and validly issued, fully paid and non-assessable, and
(ii) the Shares to be issued upon the exercise of currently exercisable warrants will, upon issuance, in accordance with the terms of such warrants and payment to the Company of the consideration specified therein, be duly and validly issued, fully paid and non-assessable.

     Our opinion is limited to the laws of the State of Colorado, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.



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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                            Very truly yours,

                            KRYS BOYLE FREEDMAN GRAHAM SAWYER
                            TERRY & MOORE, P.C.



                            By: /s/ Stanley F. Freedman
                                 Stanley F. Freedman, P.C.